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                                                                    EXHIBIT 3.21

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:25 AM 01/14/1993
                                                          930145267 - 2311326

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                     GENERAL NUTRITION DISTRIBUTION COMPANY


In compliance with the requirements of Section 241 of the General Corporation Law of the State of Delaware, the undersigned corporation, desiring to amend its Certificate of Incorporation, does hereby certify that:

FIRST:   The name of the corporation is General Nutrition Distribution Company.

SECOND: The registered office of the corporation is located at 103 Springer Building, 3411 Silverside Road, Wilmington, County of New Castle, Delaware 19810. The name of its registered agent at such address is Organization Services, Inc.

THIRD: The statute by or under which it was incorporated is the General Corporation Law of the State of Delaware.

FOURTH:  The date of its incorporation is September 30, 1992.

FIFTH: The amendment adopted by the Incorporators pursuant to Section 107 of the General Corporation Law of the State of Delaware, there never having been directors or officers elected or appointed or any shares of stock issued for the corporation, set forth in full, is as follows:

         "RESOLVED that the Article First of the Certificate of Incorporation of this corporation be amended to read in its entirety as follows:

         'FIRST: The name of the corporation is General Nutrition Services, Inc.'

SIXTH: Such amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

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         WE, THE UNDERSIGNED, being all of the Incorporators of General
Nutrition Distribution Company, for the purpose of amending the Certificate of Incorporation of said corporation, do hereby execute this Certificate of Amendment in the name of and on behalf of said corporation, hereby declaring and certifying that this is the act and deed of said corporation and that the facts herein stated are true and, accordingly we have hereunto set our hands as of this 13th day of January, 1993.

                                           /s/ Cynthia L. Conner
                                           -----------------------------------
                                           Cynthia L. Conner, Incorporator

                                           /s/ Harold F. Kalbach, Jr.
                                           -----------------------------------
                                           Harold F. Kalbach, Jr., Incorporator